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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 25, 2004

                          Savient Pharmaceuticals, Inc.
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               (Exact name of registrant as specified in charter)

            Delaware                  0-15313                  13-3033811
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     (State or other juris-         (Commission               (IRS Employer
    diction of incorporation        File Number)           Identification No.)


                          One Tower Center, 14th Floor
                        East Brunswick, New Jersey 08816
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 418-9300

                                 Not applicable
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          (Former name or former address, if changed since last report)




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ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

         On October 27, 2004, Savient Pharmaceuticals, Inc. (the "Company") announced that it is reducing its workforce by nine percent. On October 25, 2004, the Company began notifying 40 of its employees that, in connection with the workforce reduction, their employment would be terminated under a plan of termination.

         The Company completed the workforce reduction on October 27, 2004, and it estimates that the costs of the workforce reduction will be approximately $1.3 million. These costs consist primarily of severance-related costs, all of which are expected to result in future cash expenditures. The Company expects to record the charge for these costs in the fourth quarter of 2004.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  October 29, 2004                     SAVIENT PHARMACEUTICALS, INC.


                                             By:  /s/ Philip K. Yachmetz
                                                  ------------------------------
                                                  Philip K. Yachmetz
                                                  Senior Vice President, General
                                                  Counsel and Secretary